Unaudited Pro Forma Condensed Consolidated Financial Statements

The following unaudited pro forma condensed consolidated statements of condition at June 30, 2010 and September 30, 2010 and unaudited pro forma condensed consolidated statements of income for the year ended June 30, 2010 and three months ended September 30, 2010 give effect to the acquisition of Central Jersey Bancorp (“Central Jersey”) by Kearny Financial Corp. (“Kearny”) which was completed on November 30, 2010.  The unaudited pro forma condensed financial information is set forth as if the acquisition was completed on June 30, 2010 and September 30, 2010 with respect to financial condition data and on July 1, 2009 and July 1, 2010 with respect to operations data.

The unaudited pro forma condensed consolidated financial statements give effect to the acquisition of Central Jersey by Kearny using the purchase method of accounting under U.S. generally accepted accounting principles. Accordingly, all assets and liabilities were recorded at fair value.  The fair value calculation for loans included adjustments for credit losses on impaired and non-impaired loans.  Therefore, no allowance for credit losses was carried over.

While the recording of the acquired loans and leases at their estimated fair value will impact the prospective determination of the provision for credit losses and the allowance for credit losses, for purposes of the unaudited pro forma condensed consolidated statement of income for the year ended June 30, 2010 and three months ended September 30, 2010, we assumed no adjustments to the historic amount of Central Jersey’s provision for credit losses. If such an adjustment were estimated, there could be a change in the historic amounts of Central Jersey’s provision for credit losses presented.

Kearny anticipates that the acquisition of Central Jersey will provide the combined company with financial benefits that include reduced operating expenses. The pro forma information, while helpful in illustrating the financial characteristics of the combined company under one set of assumptions, does not reflect the benefits of expected cost savings or opportunities to earn additional revenue and, accordingly, does not attempt to predict or suggest future results. It also does not necessarily reflect what the historical results of the combined company would have been had our companies been combined during these periods.

The unaudited pro forma stockholders’ equity and net income are qualified by the statements set forth under this caption and should not be considered indicative of the market value of Kearny’s common stock or the actual or future results of operations of Kearny for any period. Actual results may be materially different than the pro forma information presented.

KEARNY FINANCIAL CORP. AND SUBSIDIARIES
Unaudited Pro Form Condensed Consolidated Statements of Condition

	At June 30, 2010
	Kearny Financial Corp Historical	Central Jersey Bancorp Historical	Pro Forma Acquisition Adjustments		Combined Pro Forma(1)
Assets
Cash and cash equivalents	$181,422	$55,130	$(82,075	)(2)	$154,477
Investment securities	989,652	145,398	541	(3)	1,135,591
Loans receivable, net	1,005,152	353,521	2,544	(4)	1,361,217
Goodwill	82,263	-	24,037	(5)	106,300
Other assets	81,324	22,797	(334	)(6)	103,787
Total assets	$2,339,813	$576,846	$(55,287)		$2,861,372
Liabilities
Deposits	$1,623,562	$464,732	$1,623	(7)	$2,089,917
Borrowings	210,000	49,270	528	(8)	259,798
Other liabilities	20,325	4,662	744	(9)	25,731
Total liabilities	1,853,887	518,664	2,895		2,375,446
Stockholders’ Equity	485,926	58,182	(58,182)		485,926
Total liabilities and Stockholders’ Equity	$2,339,813	$576,846	$(55,287)		$2,861,372

	At September 30, 2010
	Kearny Financial Corp Historical	Central Jersey Bancorp Historical	Pro Forma Acquisition Adjustments		Combined Pro Forma(1)
Assets
Cash and cash equivalents	$119,084	$46,310	$(82,075	)(2)	$83,319
Investment securities	1,105,025	168,776	541	(3)	1,274,342
Loans receivable, net	988,367	351,022	2,544	(4)	1,341,933
Goodwill	82,263	-	23,486	(5)	105,749
Other assets	81,533	23,326	(334	)(6)	104,525
Total assets	$2,376,272	$589,434	$(55,838)		$2,909,868
Liabilities
Deposits	$1,663,388	$473,330	$1,623	(7)	$2,138,341
Borrowings	210,000	52,306	528	(8)	262,834
Other liabilities	18,912	5,065	744	(9)	24,721
Total liabilities	1,892,300	530,701	2,895		2,425,896
Stockholders’ Equity	483,972	58,733	(58,733)		483,972
Total liabilities and Stockholders’ Equity	$2,376,272	$589,434	$(55,838)		$2,909,868

See notes to Unaudited Pro Forms Condensed Consolidated Statements of Condition below

Notes to Unaudited Pro Forma Condensed Consolidated Statements of Condition

1)
Assumes the acquisition of Central Jersey by Kearny was completed on June 30, 2010 and September 30, 2010 for the pro forma statements of condition as of those respective dates.  Historical information is derived from each company’s audited financial statements as filed in the Form 10K or unaudited financial statements as filed in the Form 10Q, respectively, where applicable.

2)
Represents cash consideration paid in the transaction which included $70.5 million paid to stockholders of Central Jersey at a price of $7.50 per outstanding share and $11.6 million paid to U.S. Department of Treasury (U.S. Treasury”) for the redemption of the 11,300 shares of Fixed Rate Cumulative Perpetual Preferred Stock, Series A and related warrant originally issued by Central Jersey to the U.S. Treasury under the TARP Capital Purchase Plan.

3)	Represents fair value adjustment on total investment securities acquired from Central Jersey including mortgage-backed and non-mortgage-backed securities.
4)	Includes fair value adjustment on total loans acquired from Central Jersey including adjustments for credit losses on impaired and non-impaired loans.
5)	Represents adjustments to goodwill representing consideration paid in excess of the fair value of assets less liabilities assumed.
6)	Represents elimination of Central Jersey core deposit intangible and recognition of deferred income tax asset associated with fair value adjustments.
7)	Represents fair value adjustment on certificates of deposit acquired from Central Jersey.
8)	Represents fair value adjustment on borrowings acquired from Central Jersey.
9)	Represents fair value adjustment for recognition of deferred liabilities including branch lease and other obligations.

KEARNY FINANCIAL CORP. AND SUBSIDIARIES
Unaudited Pro Form Condensed Consolidated Statements of Operations

	Year ended June 30, 2010
	Kearny Financial Corp Historical	Central Jersey Bancorp Historical	Pro Forma Acquisition Adjustments		Combined Pro Forma(1)

Interest income	$93,108	$24,994	$(690	)(2)	$117,412
Interest expense	36,321	6,382	(1,380	)(3)	41,323
Net interest income	56,787	18,612	690		76,089
Provision for loan losses	2,616	2,762	-		5,378
Net interest income after provision for loan losses	54,171	15,850	690		70,711
Non-interest income	2,698	3,462	0		6,160
Non-interest expense	45,094	16,713	(240	)(4)	61,567
Income before income taxes	11,775	2,599	930		15,304
Income taxes	4,963	479	380	(5)	5,822
Net income	6,812	2,120	550		9,482
Preferred stock dividend and accretion	-	744	-		744
Net income (loss) available to common shareholders	$6,812	$1,376	$550		$8,738
Earning per share:
Basic	67,920	9,202	-		67,920
Diluted	67,920	9,307	-		67,920
Weighted average common shares outstanding:
Basic	$0.10	$0.15	$-		$0.13
Diluted	$0.10	$0.15	$-		$0.13

	Three months ended September 30, 2010
	Kearny Financial Corp Historical	Central Jersey Bancorp Historical	Pro Forma Acquisition Adjustments		Combined Pro Forma(1)

Interest income	$22,943	6,010	(272	)(2)	28,681
Interest expense	8,398	1,313	(453	)(3)	9,258
Net interest income	14,545	4,697	181		19,423
Provision for loan losses	1,251	-	-		1,251
Net interest income after provision for loan losses	13,294	4,697	181		18,172
Non-interest income	631	557	-		1,188
Non-interest expense	11,644	4,306	(62	)(4)	15,888
Income before income taxes	2,281	948	243		3,472
Income taxes	946	284	99	(5)	1,329
Net income	1,335	664	144		2,143
Preferred stock dividend and accretion	-	185	-		185
Net income (loss) available to common shareholders	$1,335	$479	$144		$1,958
Earning per share:
Basic	67,219	9,323	-		67,920
Diluted	67,219	9,522	-		67,920
Weighted average common shares outstanding:
Basic	$0.02	$0.05	$-		$0.03
Diluted	$0.02	$0.05	$-		$0.03

See notes to Unaudited Pro Forma Condensed Consolidated Statements of Operations below

Notes to Unaudited Pro Forma Condensed Consolidated Statements of Operations

1)
Assumes the acquisition of Central Jersey by Kearny was completed on July 1, 2009 for the pro forma statement of operation for the year ended June 30, 2010 and completed on July 1, 2010 for the pro forma statement of operation for the three months ended September 30, 2010.  Historical information is derived from each company’s audited financial statements as filed in the Form 10K or unaudited financial statements as filed in the Form 10Q, respectively, where applicable.

2)	Represents accretion and amortization of fair value adjustments to investment securities and loans utilizing the interest method over the estimated lives of the interest-earning assets.
3)	Represents accretion and amortization of fair value adjustments to deposits and borrowings utilizing the interest method over the estimated lives of the interest-bearing liabilities.
4)	Represents accretion of fair value adjustment relating to branch lease and other obligations.
5)	Represents the adjustment to reflect the tax effect of the pro forma accretion and amortization of fair value adjustments at an effective income tax rate of 40.85%.